UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2007
Date of Report (Date of earliest event reported)

COLOURED (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52140	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44 (0) 20 7031 1189
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement.

Closing of Private Placement

On November 7, 2007, Coloured (US) Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Banque SCS Alliance SA for the purchase and sale of a total of 4,000,000 shares of common stock of the Company (the “Shares”) at a price of US$0.05 per Share for total proceeds of US$200,000 pursuant to Rule 903 of Regulation S of the United States Securities Act of 1933 (the “Act”). The proceeds from this offering will be expensed for general working capital of the Company. Further details of the sale of the Shares are provided in Item 3.02 of this current report.

A copy of the Subscription Agreement is filed as Exhibit 10.1 to this current report.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

We have completed the following sales of equity securities in transactions that have not been registered under the Act and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

  On November 7, 2007, we completed a private placement with one investor of 4,000,000 shares of our common stock (the “Shares”) at a price of US$0.05 per Share for total proceeds of US$200,000 pursuant to Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the Shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the Shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Shares. The investor represented to us that the investor was not a “U.S. person”, as defined in Regulation S, and was not acquiring the Shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

Exhibit	Description

10.1	Regulation S Subscription Agreement entered into between the Company and Banque SCS Alliance SA dated November 7, 2007

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLOURED (US) INC.

Date: November 9, 2007	By:	/s/ Lars Brannvall
Lars Brannvall
President and Chief Executive Officer